                              EMPLOYMENT AGREEMENT


          AGREEMENT made as of the 28th day of May, 1996 between CARPET BARN, INC., a corporation organized under the laws of the State of Delaware, with offices at 105 West Charleston Boulevard, Las Vegas, Nevada 89102 (hereinafter referred to as the "Company"), and ALAN EMBER, an individual residing at 51-05 North 40th St. Apt. E 201, Pheonix, AZ 85018.


                               W I T N E S E T H:


          WHEREAS, Employee desires to become employed by the Company;

          WHEREAS, the Company desires to obtain the services of Employee; and

          WHEREAS, as a key employee of the Company, Employee will gain knowledge and expertise with respect to the business and operations (including, without limitation, the employees, customers and suppliers) of the Company;

          NOW THEREFORE, in consideration of the covenants and agreements herein set forth, the parties hereto agree as follows:

     2. TERM. The Company will employ Employee and Employee will work for the Company for the period beginning on the date hereof and ending on the date immediately preceding the third anniversary of the date hereof, unless and until such employment hereunder shall have been earlier terminated or extended as provided in this Agreement. The term of this Agreement shall be automatically extended for successive one year periods unless one party shall give notice to the other party, at least ninety (90) days prior to the then current expiration date of such term, of its intention not to extend such term. Each of the successive twelve-month periods during the term of the employment of Employee hereunder (the first beginning on the date hereof) shall hereinafter be referred to as a "Contract Year".

     3. DUTIES. During his employment by the Company hereunder, Employee shall: (a) render his services as Senior Vice President (b) perform duties consistent with his titles and such other related duties, not inconsistent with his titles, as the Board of Directors of the Company otherwise shall request,
(c) not engage in any other business activity (other than passive investment activities which are not prohibited under paragraph 7) and (d) devote all his business time, attention, skill and his best efforts exclusively to his duties hereunder and the business and affairs of the Company and its Affiliates (as defined in subparagraph 9J). Employee shall report directly to the President of the Company. During the period of his employment, Employee also agrees to serve, if elected, as a director of the Company and/or as an officer and/or director of any Affiliate of the Company (and agrees that he shall be deemed to have resigned from all such positions upon the termination of his employment with the Company hereunder).

     4. COMPENSATION AND BENEFITS. As compensation for his services to the Company during his employment hereunder in any capacity (including, without limitation, services as an executive, officer, director or member of any committee of the Company or its Affiliates), the Employee shall be entitled to the following:

          A. BASE SALARY. Employee shall receive a base salary at the rate of one-hundred twenty five thousand dollars ($125,000) payable in substantially equal installments in accordance with the normal payroll practices of the Company. The Company shall annually review Employee's base salary to determine whether, and to what extent, such base salary shall be increased.

          B.   BONUS.

               (1) Employee shall provide the Company with quarterly financial projections for the entity for which he will operate. At the end of each fiscal year, the Employee will be eligible to receive a bonus in the form of Ragar
Corp. common shares equal to        percent (25%) of the Earnings Before
Interest and Taxes for the Entity.

               (2) For purposes of this Agreement, (a) the term "Earnings Before Interest and Taxes" shall refer to the earnings before interest and taxes (or other like phase of similar import) of the Company for the relevant fiscal year, as shown on the Company's Financial Statements, (b) the term "Company's Financial Statements" shall refer to such annual financial statements, relating to the operations and financial position of the Company, as are regularly prepared by or on behalf of the Company in the normal course of its business,
(c) the term "Payment Date" shall refer to the date falling fifteen days after the date on which the Company's Financial Statements are finalized by or on behalf of the Company.

               (3) Employee acknowledges and agrees to all the terms and provisions set forth in Exhibit A hereto with respect to any and all Common Stock issued to Employee.

          C. CAR ALLOWANCE. Employee shall be entitled to receive a car allowance of five hundred dollars ($500) per month.

          D. VACATION. Employee shall be entitled to take an aggregate of three (3) weeks of paid vacation during each Contract Year (which shall be non-cumulative), to be taken at such times as may be consistent with the needs of the business of the Company and the proper discharge of Employee's duties hereunder.

          E. OTHER BENEFITS. Employee shall also be entitled to such benefits of the Company as may be in effect from time to time and generally available to senior executive employees of the Company, including, but not limited to, medical insurance, life insurance and disability insurance.


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

          F.   WITHHOLDING.   All compensation paid to Employee hereunder shall
be subject to such withholdings as may be required by applicable law.

     5. BUSINESS EXPENSES. Employee is authorized during the term of his employment hereunder to incur necessary and reasonable expenses in connection with the performance of his duties hereunder, including expenses for transportation, business meals, travel, and similar items. The Company will reimburse Employee for all such expenses upon his presentation, from time to time, of a reasonably itemized account of such expenditures together with receipts and other appropriate supporting documentation therefor. Such account shall be provided by Employee as promptly as possible after disbursement of funds by Employee.

     6. TERMINATION OF EMPLOYMENT. The following provisions set forth the only circumstances under which this Agreement, and therefore the employment of Employee hereunder, may be terminated prior to expiration of the term provided for in paragraph 1:

          A. UPON DEATH. This Agreement shall terminate upon the death of Employee.

          B. FOR CAUSE. This Agreement may be terminated by the Company in the event of the occurrence of any of the following conditions or events:

               (1) the failure of Employee to substantially perform his duties hereunder as a result of physical or mental incapacity, for either one continuous period of two (2) months or a total of three (3) out of any four (4) consecutive months ("Total Disability") (performance of duties for a period of less than two weeks shall not be deemed to interrupt an otherwise continuous period);

               (2) the entering by Employee of a plea of guilty or NOLO CONTENDERE to, or the commission by Employee of, a felony or any other criminal act involving moral turpitude, dishonesty or theft;

               (3) the failure or refusal of Employee to perform his duties hereunder (other than as a result of death, illness, or other objective incapacity, including Total Disability);

               (4) the commission by Employee of misconduct or insubordination in connection with his employment; or

               (5) the commission by Employee of any willful or intentional act having the effect of injuring the reputation, business or business relationships of the Company or its Affiliates;

               (6)  any other material breach of this Agreement by Employee; or


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

               (7) the failure of the Company to achieve EBIT (determined in accordance with generally accepted accounting principles consistently applied) equal to or greater than: (a) in any fiscal quarter, seventy-five percent (75%) of the projected net income for such quarter (as shown on Exhibit B hereto); or
(b) in each of any two consecutive fiscal quarters, eighty-five percent (85%) of the projected net income for such quarter (as shown on Exhibit B hereto) (it being acknowledged that such failure may be determined to have resulted primarily from industry-wide conditions in the geographic market served by the Company).

          The good faith determination by the Company's Board of Directors as to whether any of the foregoing events or conditions has occurred (or been cured) shall be conclusive for all purposes of this paragraph 4. Upon or after the date of occurrence of any of the events or conditions described above, the Company may deliver written notice to Employee of its election to terminate his employment hereunder (a "Termination Notice"). Fifteen (15) days after the delivery of such notice, the employment of Employee, and this Agreement, shall terminate unless, with respect to subparagraph (3), (4), (5) or (6), during said fifteen-day period, said event or condition, if curable, shall have been cured; PROVIDED, HOWEVER, that notwithstanding the foregoing, in the event that the Company shall deliver a Termination Notice with respect to subparagraph (3),
(4), (5) or (6), Employee's termination shall take effect on such fifteenth day notwithstanding any cure or attempted cure if (a) any of the events specified in said subparagraph (3), (4), (5) or (6) shall have previously occurred (any such event being a "Prior Event") and (b) the Company shall have delivered a Termination Notice with respect to any such Prior Event.

          C. VOLUNTARY RESIGNATION. This Agreement may be terminated at any time by Employee upon not less than ninety (90) days' prior written notice to the Company.

     7.   SEVERANCE PAY AND OTHER OBLIGATIONS.

          A. SEVERANCE PAY. In the event that this Agreement shall be terminated by virtue of clauses (1) or (7) of subparagraph 4B, Employee shall be entitled to severance pay ("Severance Pay") in an amount equal to two months' base salary (plus an additional month's base salary for each full Contract Year which has elapsed prior to the effective date of such termination) at the rate in effect at the time of such termination. Severance Pay shall be paid to Employee in such number of substantially equal monthly installments as shall equal the number of months' base salary comprising the Severance Pay, each payable on the first day of the month, beginning on the first day of the month immediately succeeding that month in which the termination of this Agreement shall occur (the period between the date of such termination and the date on which, under the provisions of this subparagraph, the Severance Pay would be fully paid being the "Severance Period").

          B. OTHER OBLIGATIONS. Upon the expiration or any other termination of this Agreement, the Company shall be under no further obligation to the Employee except to pay the Employee (i) any salary under subparagraph 2A for services rendered up to and including the date of termination, (ii) any reimbursement for expenses incurred by Employee pursuant to paragraph 4 hereof up to and including the date of termination, (iii) any and all compensation to which Employee may be entitled as of the date of termination pursuant to subparagraph 2B or any benefit plan of the Company and (iv) any Severance Pay due to Employee pursuant to the preceding subparagraph.

     8.   RESTRICTIVE COVENANT.

          A. Without limiting any other obligation Employee may have under applicable law as an officer and employee of the Company, Employee agrees that from the date hereof until the date falling eighteen (18) months after the later of the date on which he ceases to be an employee of the Company (which for purposes of this paragraph 6 includes its Affiliates) and the date on which the Severance Period, if any, shall end (the later date being the "Cessation Date"), he shall not, directly or indirectly, anywhere within the states of Nevada, California, Utah or Arizona (or any other state in which the Company is conducting business at the Cessation Date or has conducted business at any prior time thereto), (i) engage in the business of selling and/or installing carpet, vinyl, ceramic tile or any other floor coverings (or engage in the business of selling or providing any other product or service which the Company sells or provides at the Cessation Date or has sold or provided at any time prior thereto) to consumers, new home builders or any other persons or entities (the "Business") or assist, advise, represent or consult for any other person or entity in connection with such person or entity engaging in the Business, (ii) induce, or attempt to induce, any employee of the Company to leave such employ, or to accept any other position or employment or assist any other person or entity in hiring such employee, (iii) solicit, or attempt to solicit, any persons or entities who or which are customers of the Company (as of the Cessation Date or at any time prior thereto) in connection with the engagement, by any person or entity, in the Business; or (iv) otherwise disrupt or interfere with, or attempt to disrupt or interfere with, the Company's relations with any actual or potential customer or supplier or any other material relationship of the Company; PROVIDED, HOWEVER, that in the event of a termination of employment of Employee pursuant to clause (7) of subparagraph 4B where the failure to meet the relevant projected quarterly earnings is determined to have resulted primarily from industry-wide conditions in the geographic market served by the Company, the time period of "eighteen (18) months" stated earlier in this subparagraph shall be deemed amended to six (6) months.

          B. For purposes of subparagraph A of this paragraph, the term "indirectly" shall include, without limitation, a reference to any business or entity: (1) which Employee engages in, consults for, manages, operates, controls or supervises or in which Employee participates in the management, operation, control or supervision of; or (2) in which Employee has any direct or indirect ownership or financial interest, OTHER THAN the direct



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

or indirect beneficial ownership by Employee of less than four percent (4%) of the voting capital stock of a publicly held corporation.

     9.   PROPRIETARY INFORMATION.

          A. For Purposes of this paragraph 7, the term "Proprietary Information" shall mean any and all information concerning or relating to the business or operations of the Company (which for purposes of this paragraph 8 includes its Affiliates), including, without limitation, information concerning or relating to products, prices, costs, customers, suppliers, employees, independent contractors, trade secrets, know-how, discoveries, methods, processes, data, business plans, results of operations, technical information, financial information, business forecasts, marketing plans and information, current, future and proposed products and services, research, development and design details and specifications of the Company. Notwithstanding the foregoing, Proprietary Information shall not be deemed to include any information which is or becomes generally available to the public OTHER THAN as a result, directly or indirectly, of acts of Employee.

          B. Employee agrees to treat the Proprietary Information as strictly confidential and, except to the extent necessary in the ordinary course of performing tasks for which Employee is responsible to the Company, shall not directly or indirectly: (i) use any Proprietary Information for any purpose; or
(ii) disclose in any manner the Proprietary Information to any person or entity. Upon the earlier of (i) the termination of the employment of Employee hereunder and (ii) the request by the Company, Employee shall promptly return to the Company all Proprietary Information in his possession. Employee further agrees that he does not and shall not have any right, title or interest (by license or otherwise) in or to any Proprietary Information.

          C. Notwithstanding the foregoing subparagraph, Employee may disclose Proprietary Information in the event and to the extent that Employee becomes legally compelled to do so; PROVIDED, HOWEVER, that Employee shall immediately advise the Company of such legal compulsion in order to enable the Company, if it so chooses, to apply for a protective order or similar relief. Employee shall cooperate in all reasonable respects with the Company's attempts to secure such protective order or other relief and, if and to the extent that the Company secures the same, Employee shall comply with such protective order or other relief after notice thereof from the Company.

          D. Without limiting anything herein, Employee shall, upon reasonable notice, during or after the period of his employment, furnish such information as may be in his possession to, and cooperate with, the Company as may reasonably be requested by the Company in connection with the analysis, negotiation and settlement of any pending claims and any litigation in which the Company is, or may become, a party.

     10. EQUITABLE RELIEF. Employee acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and that it would be very difficult or impossible to replace such services, that the material provisions of this Agreement are of crucial importance to the Company (which for purposes of this paragraph 8 includes its Affiliates), that any damage caused by the breach of any material provision of this Agreement would adversely affect the Company irreparably and that a material violation of this Agreement will result in irreparable harm to the business of the Company for which money damages alone would not adequately compensate. Accordingly, Employee consents and agrees that if he violates any of the provisions of paragraphs 6 or 7 the Company shall, in addition to any other rights or remedies of the Company otherwise available through binding arbitration hereunder:

          A. be entitled to equitable relief in any court of competent jurisdiction, including, without limitation, temporary injunction and permanent injunction (without the posting of any bond or security); and

          B. be entitled to hold Employee liable to the Company for all damages, costs and expenses to the Company resulting from such breach (including, without limitation, reasonable attorneys' fees and expenses in dealing with his breach and/or any suits or actions with regard thereto) and for all damages (compensatory along with punitive) which may be awarded through binding arbitration hereunder.

     11.  MISCELLANEOUS.

          A. NOTICES. All notices, requests, demands and other communications provided for or permitted under this Agreement shall be in writing and shall be either personally delivered (including delivery by express couriers such as Federal Express) or sent by prepaid certified mail, return receipt requested, addressed to the party to which notice is to be given at the address set forth at the beginning of this Agreement for such party, or to such other address as such party may have fixed by notice given in accordance with the terms hereof. Any notice sent as aforesaid shall be deemed given and effective upon the earlier of (i) delivery to the address provided for herein and (ii) the date falling three days after notice of attempted delivery has been left at the address to which a notice to the intended recipient is to be sent hereunder.

          B. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed entirely in that state (without regard to principles of conflicts of law).

          C. JURISDICTION AND VENUE. The parties hereby submit to the jurisdiction of any court of record of the State of Nevada or the Federal Government situate in Clark County, Nevada relating to any action arising under this Agreement. Each party hereby waives any claim that Clark County, Nevada is an inconvenient venue and trial by jury in connection with the trial of any such action or dispute.


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

          D.   ASSIGNMENT.    This Agreement is personal in nature and neither
of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; PROVIDED, HOWEVER, that the Company shall have the right to assign and/or delegate any or all of its rights and obligations hereunder to: (i) any person or entity who shall acquire (whether by sale of assets, merger or otherwise) all or substantially all of its assets (excluding, for purposes of this determination, cash and cash equivalents) or (ii) any Affiliate of the Company. Any assignment or delegation by either party in violation of this Agreement shall be null and void. Subject to the foregoing two sentences, this Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto, and their successors, assigns, executors, administrators, personal representatives, heirs and distributees.

          E. CERTAIN ACKNOWLEDGEMENTS. Employee acknowledges that, in view of all circumstances, the restrictions with respect to Employee set forth herein are fair and reasonable. Employee hereby represents and warrants to the Company that the execution, delivery and performance of this Agreement by him shall not violate any agreement or other obligation of any kind, written or oral, to which he is subject.

          F. HEADINGS. The paragraph headings contained in this Agreement are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

          G. NUMBER AND GENDER. Whenever in this Agreement the singular is used, it shall include the plural if the context so requires, and whenever the masculine gender is used in this Agreement, it shall be construed as if the masculine, feminine or neuter gender, respectively, has been used where the context so dictates, with the rest of the sentence being construed as if the grammatical and terminological changes thereby rendered necessary have been made.

          H. SEVERABILITY. It is the intention of the parties that this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provision hereof, shall not render unenforceable or impair the remainder of this Agreement. Accordingly, if any provision of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision and to alter the balance of this Agreement in order to render the same valid and enforceable to the fullest extent permissible.

          I. ENTIRE UNDERSTANDING; WAIVER. This Agreement (including the Exhibits hereto) sets forth the entire understanding of the parties relating to the matters treated herein and all other previous or contemporaneous understandings or agreements with respect to such matters,


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

whether written or oral, are hereby superseded. None of the terms or provisions hereof shall be modified or waived, and this Agreement may not be amended or terminated, except by a written instrument signed by a party against which modification, waiver, amendment or termination is to be enforced. No waiver of any one provision shall be construed as a waiver of any other provision and the fact that an obligation is waived for a period of time shall not be considered to be a continuous waiver.

          J. DEFINITION OF AFFILIATE. For purposes of this Agreement, an "Affiliate" of an entity shall mean any person or entity controlling, controlled by or under common control with, such entity. "Control" of an entity shall mean the power to direct, or cause the direction of, the management and policies of an entity whether by voting, contract or otherwise. Ownership, directly or indirectly, of 50% or more of the voting interest in any corporation, partnership or other business, entity or enterprise shall in any event constitute control thereof for purposes of this Agreement.

          K. CONTINUATION. In the event that this Agreement shall expire and Employee shall nevertheless continue to be employed by the Company, the parties acknowledge that the terms of this Agreement, absent a supplemental written agreement between the parties to the contrary, shall not be deemed to apply to such post-expiration employment, any such employment being (and without limiting the foregoing) on an at-will basis.

          L. SURVIVAL. The provisions of paragraphs 7 through 10 and Exhibit A hereto shall survive the expiration or termination hereof, regardless of the reason therefor.

          M. NO THIRD-PARTY BENEFICIARIES. Except as contemplated by subparagraph 10D and Exhibit A, this Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto, any legal or equitable rights hereunder.

          N. SOVEREIGNTY. The Company shall at all times have the power to terminate the employment of Employee with the Company, notwithstanding the fact that the exercise of such power by the Company may constitute a breach of the terms of this Agreement.

          O. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one instrument.


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

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                             CARPET BARN, INC.


                                             By:  /S/ Philip A Herman
                                                --------------------------------
                                             Title: Chairman


                                             EMPLOYEE:



                                                 /s/ Alan Ember
                                              ----------------------------------
                                                     ALAN EMBER


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

                                                                       EXHIBIT A


                  TERMS AND CONDITIONS RELATING TO COMMON STOCK

     (a) The Employee is acquiring, and will acquire, the shares of Common Stock pursuant to subparagraph 3B hereof for his own account, for investment, and not with a view to, or for sale in connection with, the distribution thereof or of any interest therein, unless a registration statement is in effect with respect to the Common Stock, or Ragar has received an opinion of counsel satisfactory to it and to its counsel that registration is not required.

     (b) Without limiting any other provision hereof, Employee will not sell, transfer, assign or otherwise dispose of any of such Common Stock or any interest therein and neither Ragar nor any transfer agent acting on its behalf shall be required to register or otherwise recognize any transfer resulting from any such sale, transfer, assignment or other disposition of such Common Stock unless and until (i) the shares of Common Stock to be disposed of and the proposed disposition thereof are made the subject of a currently effective registration statement under the Securities Act of 1933, as amended (the "Act"), and are registered or qualified under the laws of any state under whose laws such transfer of Common Stock is subject to a requirement that such Common Stock be so registered or qualified (a "State") or (ii) Ragar shall have received an opinion of counsel, in form and substance satisfactory to it and to its counsel, to the effect that the registration of such Common Stock is not required in connection with such proposed disposition by virtue of an exemption from the registration requirements contained in the Act or in the rules and regulations promulgated thereunder and under the laws of any applicable State.

     (c) So long as the Common Stock acquired by Employee under subparagraph 3B remains subject to the restrictions set forth, each certificate representing such Common Stock shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND THE LAWS OF SUCH STATES UNDER WHOSE LAWS A TRANSFER OF SHARES WOULD BE SUBJECT TO A REGISTRATION REQUIREMENT, UNLESS RAGAR CORP. AND ITS COUNSEL HAVE RECEIVED A SATISFACTORY OPINION OF COUNSEL THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR THE SECURITIES LAWS OF SUCH STATES.

Ragar and any transfer agent acting on its behalf may maintain on the Ragar's register for the Common Stock appropriate "stop transfer" notations with respect to the aforesaid shares of the Common Stock.


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